EXHIBIT 4.1

NUMBER      INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE         SHARES
  --                                                                     *___*

                                 TURBOWORX, INC.


                          Common Stock, Par Value $.001






          THIS CERTIFIES THAT __________________ IS THE
          REGISTERED HOLDER OF __________ SHARES

          TRANSFERABLE ONLY ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

          IN WITNESS WHEREOF THE SAID CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICERS AND ITS CORPORATE SEAL HEREUNDER AFFIXED

          THIS ______ DAY                      OF ___________ A.D. 20__








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JEFFEREY C. AUGEN                                     ANDREW H. SHERMAN